Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (Amendment No. 2) on Form S-1 of Tecogen Inc. and Subsidiary of our report dated April 27, 2012, relating to our audits of the consolidated financial statements, appearing in the Prospectus, which is part of this Registration Statement.  We also consent to the reference to our firm under the caption “Experts” in such Prospectus.

/s/ McGladrey LLP

McGladrey LLP

Boston, Massachusetts

July 19, 2012